As filed with the Securities and Exchange Commission on November 16, 1999
                                                  Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           SNYDER COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                     52-1983617
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


                        6903 ROCKLEDGE DRIVE, 15TH FLOOR
                            BETHESDA, MARYLAND 20817
                                 (301) 468-1010
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                   SNYDER COMMUNICATIONS, INC. SECOND AMENDED
                     AND RESTATED 1996 STOCK INCENTIVE PLAN
                              (Full Title of Plans)

                               A. CLAYTON PERFALL
                             CHIEF FINANCIAL OFFICER
                           SNYDER COMMUNICATIONS, INC.
                        6903 ROCKLEDGE DRIVE, 15TH FLOOR
                            BETHESDA, MARYLAND 20817
                                 (301) 468-1010
                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)

                                    Copy to:

                             NORMAN D. CHIRITE, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000






NY2:\844124\02\$3BW02!.DOC\74807.0076

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities      Amount to be        Proposed Maximum Offering      Proposed Maximum             Amount of
to be Registered                        Registered              Price Per Share       Aggregate Offering Price     Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Snyder Communications, Inc.--
SNC Common Stock, par             18,000,000 shares (1)          $13.28125(2)              $239,062,500(2)             $66,459.38
value $.001 per share
-----------------------------------------------------------------------------------------------------------------------------------
Snyder Communications, Inc.--
Circle.com Common Stock,          5,400,000 shares (3)             $15.50(4)               $ 83,700,000(4)             $23,268.60
par value $.001 per share
===================================================================================================================================
TOTAL                                                                                                                  $89,727.98
===================================================================================================================================


(1) Represents the registration of shares of SNC stock issuable under the Registrant's Second Amended and Restated 1996 Stock Incentive Plan pursuant to the exercise of options or other awards that have been or may be granted thereunder. This Registration Statement also covers an indeterminate number of additional shares of SNC stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Registrant's SNC stock on the New York Stock Exchange on November 15, 1999.

(3) Represents the registration of shares of Circle.com stock issuable under the Registrant's Second Amended and Restated 1996 Stock Incentive Plan pursuant to the exercise of options of other awards that have been or may be granted thereunder. This Registration Statement also covers an indeterminate number of additional shares of Circle.com stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(4) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Registrant's Circle.com stock on the National Association of Securities Dealers Automated Quotation System (NASDAQ) on November 15, 1999.


================================================================================

                                EXPLANATORY NOTE

                     This Registration Statement is intended to register all shares of Snyder Communications, Inc. -- SNC Common Stock, par value $0.001 per share, and Snyder Communications, Inc. -- Circle.com Common Stock, par value $0.001 per share, issued or to be issued under the Second Amended and Restated 1996 Stock Incentive Plan by Snyder Communications, Inc., a Delaware corporation. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a Section 10(a) prospectus to be distributed to each optionee is not being filed with the Securities and Exchange Commission. Part II contains information that is required in this Registration Statement pursuant to Part II of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                     The documents containing the information specified in Part I of Form S-8 and the statement of availability of information required by Item 2 of Form S-8 and information relating to the Stock Incentive Plan and other information required by Item 2 of Form S-8 have previously been, or will be, sent or given to the Stock Incentive Plan participants, as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the SEC by Snyder Communications pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this document:

        o Snyder Communications' Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        o Snyder Communications' Proxy Statement and Prospectus dated October 5, 1999 in connection with the special meeting of stockholders of Sndyer Communications held on October 22, 1999;

        o Snyder Communications' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, as amended on Form 10-Q/A filed June 28, 1999;

        o Snyder Communications' Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;

        o Snyder Communications' Quarterly Report on Form 10-Q for the quarter ended September 30, 1999; and

        o Snyder Communications' Current Reports on Form 8-K filed March 2, 1999, March 19, 1999, October 12, 1999 and October 20, 1999.

                     All documents subsequently filed by Snyder Communications with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities covered by this Registration Statement have been sold or which deregisters all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 ITEM 4.  DESCRIPTION OF SECURITIES.

                     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director has actually and reasonably incurred.

                     Section 145 further provides that the indemnification provisions of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                     Snyder Communications' by-laws provide that Snyder Communications shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling Snyder Communications pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                     As permitted by the Delaware General Corporation Law, Snyder Communications' certificate of incorporation also limits the liability of directors of Snyder Communications for damages in derivative and third party lawsuits for breach of a director's fiduciary duty except for liability:

        o for any breach of the director's duty of loyalty to Snyder Communications or its stockholders;

        o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

        o for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

        o for any transaction for which the director derived improper personal benefit.

                     The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or recission. The limitation of liability applies only to the acts or omission of directors as directors and does not apply to any such act or omission as an officer of Snyder Communications or to any liabilities imposed under federal securities law.

                     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

                     Snyder Communications intends to obtain directors' and officers' insurance providing indemnification for certain Snyder Communications' directors, officers, affiliates, partners and employees for certain liabilities.

                     Snyder Communications' by-laws, among other things, indemnify Snyder Communications' directors and executive officers for certain expenses, including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Snyder Communications, arising out of such person's services as a director or executive officer of Snyder Communications, any subsidiary of Snyder Communications or any other company or enterprise to which the person provides services at the request of Snyder Communications.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number          Description
------          -----------

4.1             The Registrant's Registration Statement on Form S-4, No.
                333-81749 (the "Form S-4"), registering shares of the Registrant's SNC Stock and Circle.com Stock.*

4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Form S-4).*

4.3 By-laws of the Registrant (filed as Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (No. 333-7495)).*

4.4 Second Amended and Restated 1996 Stock Incentive Plan of the Registrant (filed as Exhibit 9.1 to the Form S-4).*

5.1 Opinion of Weil, Gotshal & Manges LLP, as to the legality of the securities being registered.**

23.1            Consent of Arthur Andersen LLP.**

23.2            Consent of Grant Thornton LLP.**

23.3            Consent of Price Waterhouse.**

23.4 Consent of Weil, Gotshal & Manges, LLP (included in Exhibit 5.1 to this Registration Statement).**

24.1 Powers of Attorney (included in the signature pages of this Registration Statement).**


---------------------------------
 *    Incorporated by reference.
**    Filed herewith.

ITEM 9.  UNDERTAKINGS.

           (a)       The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

                     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE

                     Pursuant to the requirements of the Securities Act of 1933, as amended, Snyder Communications certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, as of the 16th day of November, 1999.



                                         SNYDER COMMUNICATIONS, INC.

                                         By: /s/ Daniel M. Snyder
                                             ---------------------------------
                                             Daniel M. Snyder
                                             Chief Executive Officer

                                POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel M. Snyder and A. Clayton Perfall, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated as of the dates indicated.


                Signatures                                    Title                             Date
                ----------                                    -----                             ----

/s/ Daniel M. Snyder                         Chairman of the Board of Directors and
------------------------------------              Chief Executive Officer                 November 16, 1999
            (Daniel M. Snyder)


/s/ Michele D. Snyder                        Vice Chairman, President, Chief
------------------------------------              Operating Officer and Director          November 16, 1999
            (Michele D. Snyder)


/s/ A. Clayton Perfall                       Chief Financial Officer and Director         November 16, 1999
------------------------------------
           (A. Clayton Perfall)


/s/ David B. Pauken                          Chief Accounting Officer and Secretary       November 16, 1999
------------------------------------
             (David B. Pauken)


/s/ Mortimer B. Zuckerman                    Director                                     November 16, 1999
------------------------------------
          (Mortimer B. Zuckerman)


/s/ Fred Drasner                             Director                                     November 16, 1999
------------------------------------
              (Fred Drasner)


/s/ Philip Guarascio                         Director                                     November 16, 1999
------------------------------------
            (Phillip Guarascio)


/s/ Mark E. Jennings                         Director                                     November 16, 1999
------------------------------------
            (Mark E. Jennings)

                                  Exhibit Index

Exhibit
Number          Description
------          -----------

4.1             The Registrant's Registration Statement on Form S-4, No.
                333-81749 (the "Form S-4"), registering shares of the Registrant's SNC Stock and Circle.com Stock.*

4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Form S-4).*

4.3 By-laws of the Registrant (filed as Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (No. 333-7495)).*

4.4 Second Amended and Restated 1996 Stock Incentive Plan of the Registrant (filed as Exhibit 9.1 to the Form S-4).*

5.1 Opinion of Weil, Gotshal & Manges LLP, as to the legality of the securities being registered.**

23.1            Consent of Arthur Andersen LLP.**

23.2            Consent of Grant Thornton LLP.**

23.3            Consent of Price Waterhouse.**

23.4 Consent of Weil, Gotshal & Manges, LLP (included in Exhibit 5.1 to this Registration Statement).**

24.1 Powers of Attorney (included in the signature pages of this Registration Statement).**


---------------------------------
 *    Incorporated by reference.
**    Filed herewith.